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                                                                    EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in the Form S-4 Registration Statement of Fifth Third Bancorp and the Proxy Statement of Bank of Naples, our report dated January 13, 1995 relating to the statement of financial condition of Bank of Naples, as of December 31, 1994, and the related statements of income, stockholders' equity and cash flows for the year then ended and to the reference to our firm in the Registration Statement under the heading of "Experts."

/s/ McGladrey & Pullen, LLP

West Palm Beach, Florida
June 23, 1995


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